Exhibit 10.2

SECURITY AGREEMENT

1. THE SECURITY. The undersigned Lakeland Industries, Inc., a Delaware corporation (the “Pledgor") hereby assigns and grants to Bank of America, N.A., its successors and assigns (“BANA”), and to Bank of America Corporation and its subsidiaries and affiliates (BANA and all such secured parties, collectively, the "Bank") a security interest in the following described property now owned or hereafter acquired by the Pledgor (the "Collateral"):

(a) All accounts, and all chattel paper, instruments, deposit accounts, letter of credit rights, and general intangibles related thereto; and all returned or repossessed goods which, on sale or lease, resulted in an account.

(b) All inventory.

(c) All equipment now owned or hereafter acquired by the Pledgor.

(d) All of the Pledgor’s deposit accounts with the Bank. The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto.

(e) All instruments, chattel paper, documents, certificates of deposit, securities and investment property of every type.

(f) All general intangibles. The Collateral shall include all good will connected with or symbolized by any of such general intangibles.

(g) All negotiable and nonnegotiable documents of title covering any Collateral.

(h) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(i) All substitutes or replacements for any Collateral, all cash or non-cash proceeds (including insurance proceeds), products, rents and profits of the Collateral, and all income, benefits and property receivable on account of the Collateral, and all supporting obligations covering any Collateral.

(j) All books, data and records pertaining to any Collateral, whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer software necessary to process such memory ("Books and Records").

2. THE INDEBTEDNESS. The obligations secured by this Agreement are the payment and performance of (a) all present and future Indebtedness of the Pledgor to the Bank; (b) all obligations of the Pledgor and rights of the Bank under this Agreement; and (c) all present and future obligations of the Pledgor to the Bank of other kinds. Each party obligated under any Indebtedness is referred to in this Agreement as a “Debtor.” "Indebtedness" is used in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Debtor, now or hereafter existing, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, including under any swap, derivative, foreign exchange, hedge, or other arrangement (“Swap”), deposit, treasury management or other similar transaction or arrangement, and whether the Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable. "Indebtedness" secured by the Collateral of such Pledgor shall not include obligations arising under any Swap to which it is not party if, and to the extent that, all or a portion of the guaranty by such Pledgor to the Bank of, or the grant by such Pledgor of a security interest to the Bank to secure, such Swap, would violate the Commodity Exchange Act (7 U.S.C., Sec. 1. et. seq.) by virtue of such Pledgor’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty or grant of such security interest becomes effective with respect to such Swap.

Security Agreement

Except as otherwise agreed in writing by the Bank and the Pledgor, if the Indebtedness includes, now or hereafter, any Special Flood Zone Loan, then the following shall apply: The Special Flood Zone Loan shall not be secured under this Agreement by any Collateral which would constitute “contents” located within the Flood Zone Improvements. For the purposes of this subparagraph, (a) “Flood Zone Improvements” means any “improved” real property that is located within a Special Flood Hazard Area; (b) a “Special Flood Zone Loan” means a loan or line of credit which is secured by Flood Zone Improvements; and (c) the terms “improved” real property, “Special Flood Hazard Area,” and “contents” shall have the meaning ascribed to them by the Flood Disaster Protection Act of 1973, 42 U.S.C. § 4001 et seq., and implementing regulations, 44 C.F.R. Parts 59 et seq., and/or the Federal Emergency Management Agency (“FEMA”).

3. PLEDGOR'S COVENANTS. The Pledgor represents, covenants and warrants that unless compliance is waived by the Bank in writing:

(a) The Pledgor agrees: (i)  to indemnify the Bank against all losses, claims, demands, liabilities and expenses of every kind caused by any Collateral; (ii) to permit the Bank to exercise its rights under this Agreement; (iii) to execute and deliver such documents as the Bank deems necessary to create, perfect and continue the security interests contemplated by this Agreement; (iv) not to change its name (including, for an individual, the Pledgor’s name on any driver’s license or special identification card issued by any state), and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered or its business structure without giving the Bank at least 30 days prior written notice; (v) not to change the places where the Pledgor keeps any Collateral or the Pledgor's Books and Records concerning the Collateral without giving the Bank prior written notice of the address to which the Pledgor is moving same; and (vi) to cooperate with the Bank in perfecting all security interests granted by this Agreement and in obtaining such agreements from third parties as the Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights under this Agreement.

(b) The Pledgor agrees with regard to the Collateral, unless the Bank agrees otherwise in writing: (i) that the Bank is authorized to file financing statements in the name of the Pledgor to perfect the Bank's security interest in the Collateral; (ii) that the Bank is authorized to notify any account debtors, any buyers of the Collateral, or any other persons of the Bank's interest in the Collateral, (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control of the Collateral, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried; (iv) not to remove the Collateral from the Pledgor's premises except in the ordinary course of the Pledgor's business; (v) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (vi) not to permit any lien on the Collateral, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of the Bank; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any Collateral or any interest in the Collateral, except sales of inventory to buyers in the ordinary course of the Pledgor's business; (viii) to permit the Bank to inspect the Collateral at any time; (ix) to keep, in accordance with generally accepted accounting principles, complete and accurate Books and Records regarding all the Collateral, and to permit the Bank to inspect the same and make copies at any reasonable time; (x) if requested by the Bank, to receive and use reasonable diligence to collect the Collateral consisting of accounts and other rights to payment and proceeds, in trust and as the property of the Bank, and to immediately endorse as appropriate and deliver such Collateral to the Bank daily in the exact form in which they are received together with a collection report in form satisfactory to the Bank; (xi) not to commingle the Collateral, or collections with respect to the Collateral, with other property; (xii) to give only normal allowances and credits and to advise the Bank thereof immediately in writing if they affect any rights to payment or proceeds in any material respect; (xiii) from time to time, when requested by the Bank, to prepare and deliver a schedule of all the Collateral subject to this Agreement and to assign in writing and deliver to the Bank all accounts, contracts, leases and other chattel paper, instruments, and documents; (xiv) in the event the Bank elects to receive payments or rights to payment or proceeds hereunder, to pay all reasonable third-party expenses actually incurred by the Bank, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and other expenses; and (xv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all the Collateral and, as appropriate and applicable, to keep all the Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all the Collateral free and clear of all defenses, rights of offset and counterclaims.
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Security Agreement

(c) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall immediately deliver such document to the Bank, together with any necessary endorsements.

(d) The Pledgor will maintain and keep in force all risk insurance covering the Collateral against fire, theft, liability and extended coverages (including without limitation flood, windstorm coverage and hurricane coverage as applicable), to the extent that any Collateral is of a type which can be so insured. Such insurance shall be in form, amounts, coverages and basis reasonably acceptable to the Bank, shall require losses to be paid on a replacement cost basis, shall be issued by insurance companies acceptable to the Bank and include a lender loss payable endorsement and additional insured endorsement in favor of the Bank in a form acceptable to the Bank. Upon the request of the Bank, the Pledgor will deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force. Unless the Pledgor provides the Bank with satisfactory evidence of the insurance coverage required hereby, the Bank may purchase insurance at the Pledgor’s expense to protect the Bank’s interest in the Collateral. This insurance may, but need not, protect the interests of the Pledgor. The coverage that the Bank purchases may not pay any claim that the Pledgor makes or any claim that is made against the Pledgor in connection with the Collateral. The Pledgor may later cancel any insurance purchased by the Bank, but only after providing the Bank with satisfactory evidence that the Pledgor has obtained insurance as required hereby. If the Bank purchases insurance of the Collateral, the Pledgor will be responsible for the costs of that insurance, including interest thereon at the highest default rate provided in the Indebtedness and any other charges which the Bank may impose in connection with the placement of the insurance until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the outstanding principal balance of the Indebtedness, shall bear interest at the default rate as provided above, and shall be payable upon demand. The costs of the insurance may be more than the cost of insurance the Pledgor may be able to obtain on its own.

(e) The Pledgor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Pledgor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Bank of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to the Bank and shall provide that the Bank has no liability to such owner, holder of any lien, or any other person.

(f) The Pledgor shall not withdraw funds from any deposit account which is part of the Collateral without the Bank's prior written consent.

4. BANK RIGHTS. The Pledgor appoints the Bank its attorney in fact to perform any of the following rights, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by the Bank's officers and employees, or any of them, whether or not the Pledgor is in default: (a) to perform any obligation of the Pledgor hereunder in the Pledgor's name or otherwise; (b) to release persons liable on the Collateral and to give receipts and acquittances and compromise disputes; (c) to release or substitute security; (d) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like documents to perfect, preserve or release the Bank's interest in the Collateral; (e) to take cash, instruments for the payment of money and other property to which the Bank is entitled; (f) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (g) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to the Collateral; (h) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by the Bank, at the Bank's sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (i) to enter onto the Pledgor's premises in inspecting the Collateral; (j) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (j) to preserve or release the interest evidenced by chattel paper to which the Bank is entitled and to endorse and deliver any evidence of title; and (k) to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights.

Security Agreement

5. DEFAULTS. Any one or more of the following shall be a default hereunder:

(a) The occurrence of any defined or described event of default under, or any default in the performance of or compliance with any obligation, agreement, representation, warranty, or other provision contained in (i) this Agreement, or (ii) any other contract or instrument evidencing the Indebtedness.

(b) Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due.

6. BANK'S REMEDIES AFTER DEFAULT. In the event of any default, the Bank may do any one or more of the following, to the extent permitted by law:

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c) Enforce the security interest of the Bank in any deposit account of the Pledgor maintained with the Bank by applying such account to the Indebtedness.

(d) Require the Pledgor to obtain the Bank's prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(e) Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Bank in kind.

(f) Require the Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Bank's exclusive control.

(g) Give notice to others of the Bank's rights in the Collateral, to enforce or forebear from enforcing the same and make extension and modification agreements.

(h) Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Bank at a place designated by the Bank.

(i) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor's equipment, if the Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(j) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Pledgor irrevocably authorizes the Bank to endorse or sign the Pledgor's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral.

(k) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor.

Security Agreement

(l) Intentionally Omitted.

(m) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(n) Take such measures as the Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby irrevocably constitutes and appoints the Bank as the Pledgor's attorney-in-fact to perform all acts and execute all documents in connection therewith.

(o) Without notice or demand to the Pledgor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Bank or any of the Bank's agents or affiliates to or for the credit of the account of the Pledgor or any guarantor or endorser of the Pledgor's Indebtedness.

(p) Exercise all rights, powers and remedies which the Pledgor would have, but for this Agreement, with respect to all Collateral.

(q) Receive, open and read mail addressed to the Pledgor.

(r) Resort to the Collateral under this Agreement, and any other collateral related to the Indebtedness, in any order.

(s) Exercise any other remedies available to the Bank at law or in equity.

7. MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Bank to enforce any provision shall not preclude the Bank from enforcing any such provision thereafter.

(b) The Pledgor shall, at the request of the Bank, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Bank may reasonably deem necessary.

(c) All notes, security agreements, subordination agreements and other documents executed by the Pledgor or furnished to the Bank in connection with this Agreement must be in form and substance satisfactory to the Bank.

(d) Governing Law. Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of Alabama (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary.  Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law.

(e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

Security Agreement

(f) All terms not defined herein are used as set forth in the Uniform Commercial Code.

(g) The Pledgor shall pay to the Bank immediately upon demand the full amount of all payments, advances, and expenses, including reasonable attorneys' fees, expended or incurred by the Bank in connection with (a) the perfection and preservation of the Collateral or the Bank's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, relating to the Pledgor, or in any way affecting any of the Collateral or the Bank's ability to exercise any of its rights or remedies with respect to the Collateral.

(h) In the event the Bank seeks to take possession of any or all of the Collateral by judicial process, the Pledgor irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(i) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions.

(j) This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by the Bank and the Pledgor.

(k) The secured parties covered by this Agreement include BANA as well as Bank of America Corporation and its subsidiaries and affiliates. Such secured parties are collectively referred to as the “Bank.” If, from time to time, any of the Indebtedness covered by this Agreement includes obligations to entities other than BANA, then BANA shall act as collateral agent for itself and all such other secured parties. BANA shall have the right to apply proceeds of the Collateral against debts, obligations or liabilities constituting all or part of the Indebtedness in such order as BANA may determine in its sole discretion, unless otherwise agreed by BANA and one or more of the other secured parties.

 (l) Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement and any document executed in connection with this Agreement (collectively, “Loan Documents”) provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States):

(i) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

Security Agreement

(ii) As used in this paragraph, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

8. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9. Notices. Unless otherwise provided in this Agreement or in another agreement between the Bank and the Pledgor, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax number(s) listed on the signature page, or to such other addresses as the Bank and the Pledgor may specify from time to time in writing (any such notice a “Written Notice”). Written Notices shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. In lieu of a Written Notice, notices and/or communications from the Bank to the Pledgor may, to the extent permitted by law, be delivered electronically (i) by transmitting the communication to the electronic address provided by the Pledgor or to such other electronic address as the Pledgor may specify from time to time in writing, or (ii) by posting the communication on a website and sending the Pledgor a notice to the Pledgor’s postal address or electronic address telling the Pledgor that the communication has been posted, its location, and providing instructions on how to view it (any such notice, an “Electronic Notice”). Electronic Notices shall be effective when the communication, or a notice advising of its posting to a website, is sent to the Pledgor’s electronic address.

Security Agreement

10. Amendments. This Agreement may only be amended by a writing signed by the parties hereto; which, to the extent expressly agreed to by the Bank in its discretion, may include being amended by an Electronic Record signed by the parties hereto using Electronic Signatures pursuant to the terms of this Agreement.

11. Electronic Records and Signatures. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Pledgor agrees that any Electronic Signature (including, without limitation, facsimile or ..pdf) on or associated with any Communication shall be valid and binding on the Pledgor to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Bank’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Pledgor without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

[SIGNATURES ON FOLLOWING PAGE]

Security Agreement

The parties executed this Agreement as of June 25, 2020, intending to create an instrument executed under seal.

Bank:

Bank of America, N.A.

By: /s/ J. Brooks Emory IV
J. Brooks Emory IV, VP, Senior Relationship Manager

Address for Notices:
Bank of America
NC1-001-05-13
One Independence Center
101 North Tryon Street
Charlotte, NC 28255-0001

Pledgor:

Lakeland Industries, Inc.

By: /s/ Allen Dillard
(Seal)
Allen Dillard, Chief Financial Officer

Address for Notices:
202 Pride Lane SW
Decatur, AL 35603
Attn: Allen Dillard
aedillard@lakeland.com

Security Agreement